UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 9, 2006 (August 8, 2006)

NOVASTAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-28535	91-1975651
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

8300 Greensboro Drive, Suite 800, McLean, VA 22102
(Address of Principal Executive Offices)

800-685-8082
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment No. 2 to Merger Agreement

On February 21, 2006, Novastar Resources Ltd. (the “Company”) reported its entry into an Agreement and Plan of Merger (the “Merger Agreement”), dated February 14, 2006, with Thorium Power, Inc. (“Thorium Power”) and TP Acquisition Corp., a subsidiary of the Company (“Acquisition Sub”), relating to the acquisition by the Company of one hundred percent (100%) of the outstanding capital stock of Thorium Power through a reverse merger of Acquisition Sub with and into Thorium Power. The Merger Agreement was thereafter amended on June 12, 2006 (the “First Merger Amendment”).

On August 8, 2006, the Company, Thorium Power and Acquisition Sub agreed to amend the Merger Agreement (the “Second Merger Amendment”): (1) to replace in its entirety, Section 1.2(a) (the purchase price provision of the Merger Agreement) with a new Section 1.2(a). The First Merger Amendment eliminated the conversion ratio formula that had been part of the Merger Agreement prior to the Merger Amendment and replaced it with the exact number of shares of common stock of the Company issuable in connection with the Merger. The First Merger Amendment provided that Thorium Power Common Stock, other than shares held by Novastar, would be converted into the right to receive 25.454 shares of the Company’s common stock, and that each Exchangeable Security (as defined in the Merger Agreement) that has an exercise price of $5.00 or $1.00 will be converted into the right to receive 22.750 and 11.936 shares of the Company’s common stock, respectively. The Second Merger Amendment revises the conversion ratios included in the First Merger Amendment, providing that Thorium Power Common Stock, other than shares held by Novastar, will now be converted into the right to receive 25.628 shares of the Company’s common stock, and that each Exchangeable Security (as defined in the Merger Agreement) that has an exercise price of $5.00 or $1.00 will now be converted into the right to receive 22.965 and 12.315 shares of the Company’s common stock, respectively.

The parties adjusted the ratios as the result of the exercise, on a cashless basis, of certain options and/or warrants held by Thorium Power security holders since the date of the First Merger Amendment.

This description of the terms of the Second Merger Amendment is qualified by reference to the provisions of that agreement, attached to this report as Exhibit 10.1.

ITEM 9.01   EXHIBITS.

Exhibit No.	Description
10.1	Amendment No. 2 to Agreement and Plan of Merger, dated August 8, 2006, between Novastar Resources, Ltd., TP Acquisition Corp. and Thorium Power, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novastar Resources Ltd.

Date: August 9, 2006

/s/ Seth Grae
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2 to Agreement and Plan of Merger, dated August 8, 2006, between Novastar Resources, Ltd., TP Acquisition Corp. and Thorium Power, Inc.